EX-10.5
                              Standard Manufacturing Agreement



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                                  EXHIBIT 10.5

                             NVID INTERNATIONAL, INC.
                             STANDARD MANUFACTURING

                                    AGREEMENT

        THIS STANDARD MANUFACTURING AGREEMENT (the "Agreement") is made and entered into effective as of the 30'h day of November 1998 (the "Effective
Date"), by and between, NVID International, Inc. a Delaware corporation ("Company"), and, ETIH20 a Florida corporation ("Manufacturer").

        WITNESSETH:

        WHEREAS, Company designs, develops, distributes and sells certain Products, as defined below, and

        WHEREAS,   Manufacturer  designs,  develops,   distributes,   sells  and
manufactures certain blended products; and.

        WHEREAS, upon the terms end conditions set forth herein, Company and Manufacturer desire to enter into an agreement where under Manufacturer will (1) manufacture, package, sell and/or oversee the manufacture and package of the Products, as defined below and as more particularly described on Schedule 1 attached hereto, in accordance with Company's design specifications, and (2) test the Products in accordance with Company's functional test specifications.

        NOW, THEREFORE, in consideration of the foregoing recitals and the terms, provisions, and conditions set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

        Section 1. Definitions. For the purposes of this Agreement, the following definitions shall

        (a) "Affiliate" means, with respect to a specified Person, any other Person who or which directly (or indirectly through one or more intermediaries) controls; is controlled by, or is under common control with the Person specified. For the purpose of this definition, the word "control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

        (b) "Company Product Schedule" means the written manufacturing schedule provided by Company to' Manufacturer, specifying the description, quantity, packaging and shipping instructions and requested delivery date for the Products.

        (c) "Company Product Schedule Forecast" means the written forecast and Company Product Schedule for each Product that Company reasonably and in good faith anticipates requiring during the immediately succeeding six (6) month period which shall be updated by the Company monthly.

        (d) "Company Packaging Specifications" means the packaging and shipping specifications supplied by the Company as set forth on Schedule 5 attached to this Agreement.

        (e) "Company Testing Procedures" means the testing specifications, procedures, standards and parameters provided by the Company as set forth on
Schedule 4 attached to this Agreement.

        (f) "Confidential Information" has the meaning set forth in Section 12 of this Agreement.

        (g) "Delivery" shall mean FOB to the carrier selected by Company, or selected by Manufacturer and reasonably acceptable to Company.

        (h) "Disclosing Party" has the meaning set forth in Section 12 of this Agreement.




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        (k)  "Governmental  Body" means any (i) nation,  state,  country,  city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal; (iv) multi-national organization or body; or (v) body exercising, or entitled to
exercise,  any  administrative,   executive,  judicial,   legislative,   police,
regulatory, or taxing authority or power of any nature.

        (l)  "Intellectual  Property" means, with respect to a specified Person,
(i) all registered and unregistered trademarks, service marks, and applications therefore; (ii) all patents, patent applications, and inventions and discoveries, that may be paten table; (iii) all copyrights in both published works and unpublished works; and (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blueprints owned, used, licensed, or otherwise held by the Person specified.

        (m) "Manufacturer Exclusive Territory" means, the states of the United States as listed herein and the country of Costa Rica. The US states include:
Florida, Georgia, Alabama, Mississippi, Louisiana, S. Carolina, N. Carolina, Virginia, Tennessee, and Kentucky. Manufacturer shall have the exclusive right to all production of or the overseeing the production of the Company's AXEN Product line.

        (n) "Manufacturer Manufacturing Process" means the processes employed by Manufacturer to manufacture, package and ship Products or oversee same while conducting independent tests on such other Manufacturers which may be pursuant to this Agreement.

        (o) "Lead-time" means the length of time prior to shipment, which Manufacturer must receive, for a Company Product Schedule in order for Manufacturer to deliver Products by the requested delivery date.

        (p) "Loaned Equipment" means capital equipment, including tools and fixtures loaned to Manufacturer, or the purchase price of which is reimbursed to Manufacturer, by or on behalf of Company for use in Manufacturer's Manufacturing Process, and in which Company, its Affiliate or lessor retains title.

        (q) "Person" means any individual, corporation (including any nonprofit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body. .

        (r) "Products" means the products manufactured and packaged by Manufacturer on behalf of Company pursuant to this Agreement, as described in Schedule l attached hereto, including any updates, renewals, modifications or amendments thereto, as agreed to in writing by the parties.

        (s) "Receiving Party" has the meaning set forth in Section 12 of this Agreement.

        (t) "Specifications and Quality Requirements" means the specifications ("Specifications") and quality requirements ("Quality Requirements") for each Product which are agreed to by Manufacturer, as set forth in Schedule 2 - attached hereto, including any updates, modifications or amendments thereto, as agreed to in writing by the parties.

        (u) "Supplied Ingredients" means ingredients incorporated into the Product, which are purchased directly from suppliers selected by Company or which Company provides, directly or through distributors.

        (v)  "Turnkey  Ingredients"  means  ingredient   incorporated  into  the
Product, which are purchased directly from suppliers selected by Manufacturer.



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        Section 2.  Company  Product  Schedules  and  Company  Product  Schedule
Forecasts. Within Sixty (60) days from the Effective Date of this Agreement, Company shall provide Manufacturer with the initial Company Product Schedule and initial Company Product Schedule Forecast. Company shall thereafter provide Manufacturer monthly with updated Company Product Schedule Forecasts, due on or before the l` day of each quarter. Company acknowledges that Manufacturer must receive timely Company Product Schedule Forecasts in order for Manufacturer to exercise its good faith efforts to manufacture, test, package and deliver Products pursuant to this Agreement. Manufacturer shall be deemed to accept a Company Product Schedule upon receipt, unless Manufacturer notifies Company to the contrary within Seven (7) working days of receipt.

        Section 3. Product Manufacturer.

        (a) Parameters. For each accepted Company Product Schedule, Manufacturer will manufacture, test, package and deliver all items necessary to satisfy production and delivery requirements, and adjust work cell capacity as necessary to produce Products in accordance with the Product Specifications and Quality Requirements for the prices and fees set forth on the Fee and Price Schedule and in the Manufacturer's Exclusive Territory. Manufacturer shall use its good faith efforts to (i) provide design test support; (ii) identify the most cost efficient high quality ingredients and packaging to produce and ship the Products; (iii) provide a manufacturing work cell support volume and delivery requirements; (iv) test the Product in accordance with the Company Testing Procedures; and (v) package the Products in accordance with the "Company Packaging Specifications. In the absence of Company Testing Procedures and Company Packaging Specifications, Manufacturer may, at its option, use its own testing procedures and packaging specifications, or require Company to provide such procedures and specifications. When requested by Company, Manufacturer may, at its option and subject to agreed fee and cost adjustments, provide test development services, volume production and advanced packaging technologies for existing or future Products.

        (b) Company Supplied Items. Company shall provide Manufacturer with the Company Confidential Information, Intellectual Property, Loaned Equipment,
Product Specifications and Quality Requirements, Company Testing Procedures, Company Packaging Specifications, and manufacturing process requirements necessary for Manufacturers manufacture, testing, packaging and delivery of the Products.

        (c) Manufacturer Supplied Items. Manufacturer shall provide the manufacturing process or overseeing of and independent manufacturing process, any required manufacturing technology, manufacturing capacity, labor, transportation logistics, systems, facilities and materials necessary for Manufacturer's manufacture, testing, packaging and delivery of the Products, except for Supplied Ingredients, or Loaned Equipment.

        (d) Inspection.  Subject to the Confidentiality  provisions set forth in
Section 12, Company may, upon reasonable advance notice and at its own expense, inspect Manufacturer's performance pursuant to this Agreement, provided that such inspection is conducted during normal business hours and does not disrupt Manufacturer's business operations.

        (e) Materials Procurement and Management. Manufacturer shall use reasonable commercial efforts to procure the necessary materials required to be supplied by Manufacturer. Manufacturer shall not be responsible for manufacturing  delays or  failures  caused  by  Supplied  Components,  or Loaned
Equipment. Manufacturer shall use reasonable commercial efforts to manage the materials inventory.



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        Section 4. Design Development. Manufacturer and Company may enter into a separate agreement for Manufacturer's assistance in the design and development of Products, including the design and development of Product testing procedures and specifications. This Agreement shall not be deemed to cover such services.

        Section 5. Term of Agreement.

        (a)  Expiration and Termination Without Cause.

        Except as otherwise provided, the term of this Agreement shall begin on the Effective Date hereof and continue thereafter for a period of Five (5) years, unless such term is extended in writing by the parties hereto. Company has the right terminate this Agreement, at any time and at its sole discretion if Company follows the provisions set forth in Schedule 3.

        (b) Termination With Cause. Either party may terminate this Agreement with cause upon written notice to the other party. "Cause" shall mean and is limited to material breach of this Agreement by the non-terminating party which is not cured within thirty (30) days of the delivery of written notice thereof to the breaching party, provided that any breach involving a failure to make a required payment must be cured within five (5) days of written notice thereof. In the event of a disagreement between the parties concerning whether "cause" exists under this paragraph, the Dispute Resolution provisions of Section 15 shall apply.

        Section 6. Import/Export License and Control. Company shall not export, re-export, resell or transfer, or otherwise require Manufacturer to ship or deliver any Product, ingredient or any technical data (i) which violate any export controls or limitations imposed by the United States or any other Governmental Body, or (ii) to any country for which an export license or other Governmental Body approval is required at the time of export, without first obtaining all necessary licenses or other approvals. Company shall provide Manufacturer with all licenses, certifications, approvals and authorizations necessary for Manufacturer to comply with all import and/or export laws, rules and regulations for the shipment and delivery of Products. Alternatively, and at Manufacturer's option, Company shall provide all information necessary for Manufacturer to obtain required import and/or export licenses, including, as applicable, certificates of origin, manufacturers affidavits, and Material Safety Data Sheets. Manufacturer shall not be responsible for failure to meet delivery dates due to the Company's failure to timely provide the necessary licenses or other such necessary certifications, approvals or authorizations. :
Company shall be responsible for compliance with any legislation or regulations governing the importation of Products into the country of destination and for the payment of any duties thereon.

        Section 7. Change Orders.

        (a) Volume Increases. All requests for increases in Product volume for an outstanding Company Product Schedule must be in writing. Manufacturer shall analyze each request, then determine and advise Company whether the request can be met within the existing Lead-time. If Manufacturer determines that the request can be met, Manufacturer will provide Company with a modified Company Product Schedule, setting forth the expected delivery date of the changed order. Company shall be responsible for all costs associated with the change order.

        (b) Ingredient and Engineering Changes. All requests for ingredient and/or engineering changes must be in writing. Manufacturer shall analyze each request, then determine and advise Company whether the request can be satisfied from both a logistics and regulatory basis. If Manufacturer determines that the request can be satisfied, Manufacturer will advise Company of the anticipated change in delivery schedules. Company shall be responsible for all costs associated with the change order.

        (c) Delivery Schedule Changes / Cancellations. All requests for delivery schedule changes or cancellation must be in writing. The Company may make Delivery schedule changes only in accordance with the change order procedures and subject to the payment by the Company of change order costs as set forth on the Change Order Procedures and Costs Schedule attached as Schedule 7 to this Agreement.



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        (d) Delivery Cancellations.  The Company may make Delivery cancellations only in writing and in accordance with the cancellation procedures and subject to the payment by the Company of the Cancellation charges set forth on the Cancellation Procedures and Costs Schedule attached as Schedule 8 to this Agreement.

        Section 8. Product Warranty and Limitation of Liability.

        (a) Workmanship and Material. Manufacturer warrants that it will perform its manufacturing, test and packaging services hereunder in a good, professional and workmanlike manner. For a period of one (1) year from the date of Product delivery, Manufacturer warrants that as Delivered: (i) Product will conform to the Specifications and Quality Requirements applicable at the time of manufacture; and (ii) except as to Supplied Ingredients, Product will be of good material and workmanship, and free from defects for which Manufacturer is responsible in the manufacture, testing and packaging of the Product. The warranties provided herein are for the sole benefit of Company, not Company's customers, and only Company shall have the right to enforce such warranties.

        (b) Liens,  Encumbrances and Infringements.  Manufacturer warrants that:
(i) upon Product Delivery and payment by the Company of the contract price thereof, the Company shall have good and clear title to the Product, free and clear of all liens, claims and encumbrances; and (ii) all manufacturing processes and services provided by Manufacturer are either owned or properly licensed by Manufacturer or are in the public domain, and to Manufacturer's knowledge do not infringe upon any proprietary rights of any third party.

        (C) Warranty Limitation. THE WARRANTIES CONTAINED IN THIS SECTION ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, ARISING BY STATUTE OR ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE. Manufacturer EXPRESSLY DISCLAIMS AND COMPANY EXPRESSLY WAIVES ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES. NO ORAL OR WRITTEN STATEMENT OR REPRESENTATION BY Manufacturer, ITS AGENTS OR EMPLOYEES SHALL CONSTITUTE OR CREATE A WARRANTY OR EXPAND THE SCOPE OF ANY WARRANTY HEREUNDER. Manufactures warranty shall not apply to any Products which Manufacturer determines to have been subjected to: (i) testing for other than specified characteristics; (ii) effcacy and/or environmental conditions in excess of the maximum values established in applicable specifications; (iii) mishandling, accident, misuse, neglect, improper testing, alteration, damage; or (iv) any other inappropriate or unauthorized action or inaction which alters physical properties. This warranty shall not apply to any defect in the Products arising from any design, formulation, specification, process, procedure, adjustment or modification supplied or deemed supplied by Company.

        (d) Return Material Authorization ("RMA'). Company's sole and exclusive remedy in the event of a breach of Manufacturer's warranties hereunder is expressly limited to the correction of the defect by repair or replacement, at Manufacturer's sole election and expense. During the warranty period,
Manufacturer will repair or replace defective Products caused by a breach of Manufacturer's warranties, in accordance with the following RMA procedure. If Company desires to return a Product based on a material or workmanship warranty claim, Company shall first request an RMA number from Manufacturer. Company shall then send the claimed defective Product to Manufacturer, with a return purchase order identifying the RMA number. Manufacturer shall analyze the RMA Product. If a warranty defect is found, and the RMA Product was received by Manufacturer within 30 days following expiration of the applicable warranty period, Manufacturer will repair or replace the Product, at Manufacturer's option, within 20 days, and Manufacturer will reimburse Company for the reasonable cost of transporting the Product. If Manufacturer determines the claimed defect is not warranted, Company shall reimburse Manufacturer for costs and expenses incurred to analyze and/or repair the Product, including all transportation costs.



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        (e) Test  Correlation  Cost.  Manufacturer  will  charge a per unit test correlation charge for each returned Product subject to an RMA that Manufacturer determines was manufactured in accordance with the Specifications and Quality Requirements, and tested in accordance with the Company Testing Procedures.
Manufacturer   shall   have   no   liability   for   defects   in  any   testing
equipment/fixtures manufactured by any party other than Manufacturer. Test correlation RMAs will be handled on a priority basis if requested by Company provided, however Company understands and agrees that priority testing of RMA will impact manufacturing delivery schedules.

        (f)  Liability Limitation.

        EXCEPT AS PROVIDED IN SECTION 8 OR AS OTHERWISE PROVIDED HEREIN, NEITHER PARTY SHALL BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, LOST REVENUE OR LOST ANTICIPATED SAVINGS IN CONNECTION WITH THIS AGREEMENT.

        THE PARTIES' RESPECTIVE CONFIDENTIALITY OBLIGATION AND FOR LIABILITY CAUSED BY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, UNDER NO
CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE, OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, LOST REVENUE OR ANTICIPATED SAVINGS IN CONNECTION WITH THIS AGREEMENT. UNLESS FURTHER LIMITED ELSEWHERE IN THIS AGREEMENT, THE ENTIRE LIABILITY OF Manufacturer AND COMPANY'S EXCLUSIVE REMEDY FOR DAMAGES FROM ANY CAUSE RELATED TO OR ARISING OUT OF THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT, WILL NOT EXCEED THE CHARGES PAID TO Manufacturer DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRIOR TO NOTICE PURSUANT TO SECTION 17) FOR THE PRODUCTS OR SERVICES WHICH ARE THE SUBJECT MATTER OF OR DIRECTLY RELATED TO THE CAUSES OF ACTION ASSERTED.

        Section 9. Delivery, Title and Payment.

        (a)  Risk of Loss all risk of loss will accrue to Company upon Delivery.

        (b) Security Interest Notwithstanding the passing of Risk of Loss, or any other provision contained herein, title to Products shall not pass to Company until Manufacturer has received payment in full for Products Delivered, and (i) the Company hereby grants to Manufacturer a security interest in Product for which it has not paid in the event that the Company is deemed to have title to such Product, (ii) for that purpose, this Agreement is a security agreement. Until such time as payment in full is received, Manufacturer shall be entitled at any time to require Company to return the non-paid for Products to Manufacturer and, if Company fails to do so, Manufacturer may enter upon any premises of Company or any third party where Products are stored and repossess the same. Manufacturer reserves the right at any time to revoke any credit extended to Company because of Company's failure to pay for any Products when due or for any other reason and, in such event, all subsequent deliveries shall be suspended until Company's account is brought current.

        (C) Payment. All invoices shall be due and payable within 30 days from the date of Delivery of the Product. Company shall be responsible for all federal, foreign, state and local sales, use, excise and other taxes (except taxes based on Manufacturer's net income), all delivery, shipping, and transportation charges, and all foreign agent or brokerage fees, document fees, customs and duties, unless specifically excluded by Schedule 3. The Fee and Price Schedule will be reviewed and revised every Six (6) months and, if appropriate, price schedules will be revised consistent with increases or decreases in materials, components, equipment and other costs and expenses applicable to the manufacture of the Products. Manufacturer reserves the right to adjust its prices to reflect changing economic conditions.



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        Section 10.  Representations  and Warranties.  Company and Manufacturer
hereby represent and warrant to each other as follows:

        (a)  Organization  and  Good  Standing.   Each  is  a  corporation  duly
organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under this Agreement.

        (b) Authority; No Conflict. This Agreement constitutes a legal, valid, and binding obligation, enforceable in accordance with its terms. Each has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement. Neither the execution and delivery of this Agreement, nor the consummation or performance of any of the transactions or obligations hereunder, will directly or indirectly contravene, conflict with, or result in a violation of any law, administrative order, constitution, ordinance, principle of common law, regulation, statute, or treaty of any Governmental Body or violate either charter or bylaws or cause a breach of any material agreement, or have a material adverse effect

        (c) No Consents. Neither is required to obtain any consent or authorization from any Person in connection with the execution and delivery of this Agreement or the performance of its obligations hereunder.

        (d) Claims. There are no pending claims or litigation that would or might interfere with the (i) full and complete performance of any obligations under this Agreement, or (ii) full and complete exercise and enjoyment of any rights under this Agreement.

        Section 11. Confidentiality.

        (a) Definition of "Confidential Information. " For the purposes of this Agreement, "Confidential Information" means all information or material (whether or not reduced to writing) which is disclosed to one party hereto (the
"Receiving Party") or known by the Receiving Party as a consequence of the Receiving Party's observation of, or its discussions, collaboration, or association with the other party or the other party's employees, agents, or Affiliates (collectively, the "Disclosing Party"), which information is not generally known in the industries in which the Disclosing Party is engaged, regarding the Disclosing Party or its business, including but not limited to information relating to actual or prospective: pricing, costs, products, services, suppliers, distributors, agents, representatives, customers, employees, associated persons or entities, business plans, business programs, business strategies, computer systems, processes, techniques, methods, concepts, ideas, formulas, research, discoveries, inventions, development, improvements, organization, techniques of application, computer programming, accounting, recording, marketing, engineering, manufacturing, contracting, renting, leasing, purchasing, specifications or technology provided by Manufacturer); or (b) arises out of, in relation to or in connection with any Supplied Component or
(c) arises out of in relation to or in connection with the unauthorized use of Manufacturer's Intellectual Property.; providing said Confidential Information is not previously known to the Receiving Party.

        Section 12. Work Product: Assignment. Upon payment in full of all amounts due to Manufacturer under this Agreement, all specifications, designs, discoveries, inventions, products, modifications, computer programs, technical information, procedures, processes, improvements, developments, drawings, notes, documents, information and materials made, conceived, reduced to practice or developed by Manufacturer which result from or arise out of Manufacturer's performance under this Agreement and uniquely relate to the Products or Company Intellectual Property (collectively, the "Company Work Product") will be owned exclusively by Company; provided that any and all specifications, designs, discoveries, inventions, products, modifications, computer programs, technical information, procedures, processes, improvements, developments, drawings, notes, documents, information and materials made, conceived, reduced to practice or developed by Manufacturer which result from, relate to or arise out of Manufacturer's performance under this Agreement and relate to the manufacture, assembly, test processes or packaging of Products and are not uniquely related to the Product or constitute Manufacturer Intellectual Property (collectively, the "Manufacturer Work Product") will be owned by Manufacturer. To the extent such Work Product is designated as a "work made for hire" under applicable


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copyright  law, it shall be considered a "work made for hire" from the moment of creation, the copyright of which shall be owned exclusively by the respective party worldwide. To the extent such Work Product does not qualify as a "work made for hire" under applicable copyright law, all right, title and interest that Manufacturer may have with respect to Company Work Product and Company may have with respect to Manufacturer Work Product is hereby assigned, transferred and conveyed from the moment of creation exclusively to the respective party.

        Section 13. Governing Law; Resolution of Disputes. This Agreement (including all matters relating to the interpretation, construction, due execution, validity, and enforceability hereof) shall be governed by the laws of the State of Florida, without reference to principles of choice of law or conflicts of law there under. This Agreement shall be deemed for all purposes to have been entered into in Pinellas County, Florida.

        Alternative 1. Any litigation arising directly or indirectly from a dispute hereunder shall be litigated solely in the Circuit Court of the State of Florida in Pinellas County, Florida, or in the United States District Court for the Middle District of Florida. The parties hereto submit to the personal jurisdiction of such courts and agree that such courts shall be the sole situs of venue for the resolution of any such dispute through litigation.

        Alternative 2. If the joint consent or mutual consent of a Party or the Parties is required under this Agreement, the Party or Parties shall in good faith attempt to reach a consensus or their consent and no Party shall unreasonably withhold its consent to any requested approval. If the Parties cannot resolve any dispute, which may arise between them within ten (10) business days, the matter shall be submitted to arbitration for resolution. The arbitration board shall consent of one individual selected by each of the Parties with necessary experience and appropriate skill (Arbitrator@), who shall jointly appoint a third arbitrator, who shall have the power to resolve such disputes. Within fifteen (15) business days of the selection of the Arbitrator, the Parties shall present their claims to the Arbitrator for determination. Within ten (10) business days of the presentation of the claims of the Parties to the Arbitrators, the Arbitrators shall issue a written opinion. To the extent the matters in dispute are provided for in whole or in part in this Agreement, the Arbitrators shall be bound to follow such provisions to the extent applicable. In the absence of fraud, gross misconduct or an error in law appearing on the face of the determination, order or award issued by the Arbitrator, the written decision of the Arbitrator shall be final and binding upon the Parties. The arbitration proceeding shall be carried on and heard in accordance with the Florida Arbitration Code. The prevailing Party in the arbitration proceeding shall be entitled to recover its reasonable attorney' fees, costs and expenses, including travel-related expenses.

Section 14. Force Majeure. Neither Party will be liable for any delay in performing or for failing to perform its obligations under this Agreement resulting from any cause beyond its reasonable control including, without limitation, acts of God; blackouts; power failures; inclement weather; fire; explosions; floods; hurricanes; tornadoes; epidemics; strikes; work stoppages; component or material shortages; slow-downs; industrial disputes; sabotage; accidents; destruction of production facilities; riots or civil disturbances; acts of government or governmental agencies including changes in law or regulations that materially and adversely impact the Party; provided that the Party affected by such event promptly notifies the other Party of the delay., that the Party not affected by the delay may seek replacement product or supply from another source and if the delays or disruptions caused by the force majeure conditions are not cured within 60 days of the force majeure event, then either Party may immediately terminate this Agreement.

        Section 15. Miscellaneous.

        (a) Amendments. No change, modification, or termination of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by both parties hereto. There shall be no oral modifications of this Agreement. '

        (b)  Exhibits.   All  exhibits,   annexes,   and  schedules  hereto  are
incorporated herein and made a part hereof as if fully set forth in this Agreement in their entirety.



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        (c)  Severability.  Each  section,  subsection,  and  paragraph  of this
Agreement constitutes a separate and distinct provision. In the event that such a provision is determined to be invalid or unenforceable, the provision shall be deemed limited in scope and effect to the extent, and only to the extent, necessary to render the same valid and enforceable. If such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other section, subsection, and paragraph shall be deemed valid.

        (d) Headings and Captions. The headings, titles, captions, and sections contained in this Agreement are provided for convenience of reference only and shall not be considered a part hereof for purposes of interpreting or applying this Agreement; such titles or captions do not define, limit, extend, explain, or describe the scope or extent of this Agreement or any of its terms, provisions, representations, warranties, conditions, etc., in any manner or way whatsoever.

        (e) Gender and Number. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter and to the singular or plural as the identity of the person or entity or persons or entities may require.

        (f) Binding Effect on Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided, however, except as provided herein, this Agreement may not be assigned by either party without the express written consent of the other party to this Agreement. Either party may assign this Agreement, without consent of the other party, in connection with the acquisition or merger of such party, or the acquisition of all, or substantially all, of the assets of such party.

        (g) Waiver. The failure of a party to enforce any term, provision, or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision, or condition for the future, nor shall any specific waiver of a term, provision, or condition at one time be deemed a waiver of such term, provision, or condition for any future time or times.

        (h) Entire Agreement; Counterparts. This Agreement, together with all Schedules attached hereto, constitutes the entire agreement among the parties hereto with, respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

        (i) Recitals; Use of Certain Terms. Each party agrees that the recitals to this Agreement are true and correct and are incorporated herein by this reference and made a legally binding part of this Agreement. Whenever the terms "hereof," "herein," and "hereunder" are used in this Agreement, such terms shall refer to this Agreement in its entirety and not to any particular section, subsection, paragraph, or other portion of this Agreement.

        (i) Notices. Any notices or other communications required or permitted hereunder shall be given in writing and shall be delivered or sent by hand delivery, facsimile, e-mail, or by certified or registered mail, postage prepaid, to the following address and/or facsimile number, or to such other address or facsimile number as shall be furnished in writing by such party:

If to Manufacturer:          ETIH20
                             Rt. 14, Box 1517
                            Lake City, Florida 32024

                             Fax: (904) 755-8642
                             e-mail


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



If to Company:               NVID International, Inc.
                            28870 US 19 N, Suite 300

                            Clearwater, Florida 33761

                             Fax: (813) 669-5005
                             e-mail: aquabiotech@home.com

        Any such notice or communication shall be effective and be deemed to have been given when received if delivered by hand delivery, when fax or e-mail confirmation is received if delivered by facsimile or e-mail, or as of two (2) days following the date mailed, provided that any notice or communications changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

MANUFACTURER: ETIH20


By:
Date:

Andrew Arata, President

COMPANY NAME: NVID international, Inc.


By:
Date:

David Larson, Chief Executive Officer



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                                   SCHEDULE 1

                                    PRODUCTS

        This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement, dated December, 1998 between NVID International, Inc. (hereinafter "Company") and ETIH20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

         This Schedule shall be jointly developed by Company andManufacturer





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                                   SCHEDULE 2

                      SPECIFICATION & QUALITY REQUIREMENTS

        This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement, dated December, 1998 between NVID International, Inc. (hereinafter "Company") and ET1H20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

               This Schedule will be jointly developed by Company & Manufacturer




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



                                   SCHEDULE 3

                             PRICE AND FEE SCHEDULE

        This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement, dated December, 1998 between NVID International, Inc. (hereinafter "Company") and ETIH20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

        WHEREAS, Manufacturer designs, develops, distributes, sells, licenses technology and manufactures certain blended products; and.

        WHEREAS, upon the terms and conditions set forth herein, Company and Manufacturer desire to enter into an agreement where under Manufacturer will (1) manufacture, package, sell and/or oversee the manufacture and packaging of the Products in accordance with Company's design specifications, and (2) within a specified exclusive territory as defined below, and (2) test the Products in accordance with Company's functional test specifications.

        NOW, THEREFORE, in consideration of the recitals of Standard Manufacturing Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intend to be legally bound hereby, agree as follows: '

Section 1. Royalty on Sales of -Products by Manufacturer. Manufacturer is entitled, under the Standard Manufacturing Agreement to conduct transactions involving the Company's Products to end users. Company is entitled to a royalty on all such transaction in accordance with the following schedule:

[] Seven percent (7%) for all such transactions occurring between December 4, 1998 and December 4, 1999.

[] Ten percent (10%) for all such transactions occurring between December 5, 1999 and December 5, 2000.

[] Fifteen percent (15%) for all such transactions occurring thereafter.

of the gross price received by Manufacturer; less shipping, handling, duties, or applicable tax. Payment of said Royalty shall occur on the last day of the Month during which the Manufacturer received payment in full for said Products. Should end user make partial payments, the Company shall receive royalties on a pro-rata basis. Company shall not solicit nor respond to a solicitation from any client of Manufacturer.

Section 2. Commission on Technology. Licensing Agreements. Technology Licensing Agreements shall be reviewed, approved or not approved at the sole discretion of



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



the Company. Each Agreement and its terms will be treated individually by the Company. The following subsections (a & b) are given as an example of commission structure due Manufacturer, if Manufacturer is responsible for said Technology Licensing Agreement. Because each Agreement is treated individually, so to will the actual commission. Wherever possible the commission structure shall resemble the examples given the subsection a & b.

        (a) Upfront Licensing Fees. Manufacturer is entitled to Fifteen percent (15%) of all licensing fees received by the Company for sales of Technology Licensing Agreements made directly by Manufacturer to licensees. Manufacturer is further entitled to a Commission of Twenty percent (20%) on all completed sales to said licensee for a designated period of Six (6) months from the date of signing the Technology Licensing Agreement. At the conclusion of the Six (6) month designated period, Manufacturer will receive a Royalty of

               Seven percent (7%) of gross sales for the first year Ten percent (10%) of gross sales for the second year Fifteen percent (15%) of gross sales thereafter to licensee by the Company. Notwithstanding the provisions of Section 7 of this Agreement, this royalty percentage shall remain in effect as long as the initial or subsequent terms of the licensing Agreement between the Company and licensee remains valid. Payment of said Commission shall occur on the last day of the Month during which the Company received payment in full for said Products. Should licensee make partial payments, Manufacturer shall receive commissions and Royalties on a pro-rata basis.

        (b) No Up-Front Licensing Fees. Should the Company agree to a Technology Licensing Agreement, brought to it by Manufacturer, which does not include an up-front licensing fee; said licensing fee shall be included in the price the products are sold to licensee. Said rate not to exceed 10% of the wholesale price of the Product and shall continue until an agreed upon licensing fee has been satisfied. Manufacturer is entitled to a commission equal to those outlined in (a) above, but paid quarterly and based on the amount of licensing fee received by Company.

Company further recognizes Manufacturer's efforts to license a French firm, Virbac prior to the signing of this Agreement. Should Manufacturer be successful in signing said company to a Technology Licensing Agreement acceptable to Company; said company shall be treated as Manufacturer's account. Subsection a & b of Section 2 shall apply.

Section 3. Consulting Fees. From time to time the Company may wish to engage Manufacturer in a consulting capacity for research, testing, certifications, licenses, and the general advancement of the AXEN Product line. Manufacturer hereby agrees and acknowledges that all such consulting time shall be pre-approved by the Company, and all hours must be logged and submitted to the



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



Company on a monthly basis. Further, Manufacturer acknowledges and agrees consulting time is to be billed to the Company at the rate of Fifty Dollars ($50.) per hour and any time spent traveling on behalf of the Company, be billed at the rate of One Hundred Seventy Five Dollars ($175.) per day. As soon as the Company's AXEN Product line is profitable, travel time will be billed at the rate of $250.00 per day.

Section 4. Sales to Company Clients. Manufacturer is entitled, under the Standard Manufacturing Agreement to manufacture and/or oversee manufacturing, testing and shipping of the Company's Products to third parties designated by the Company. Both the Company and the Manufacturer agree this service shall be provided by Manufacturer on a "cost plus" basis.

        (a) Manufacturer Production. If, under the terms of the Agreement, the Manufacturer produces the Company Products; the "cost plus" rate agreed on by both parties shall be cost plus Thirty percent (30%). Said cost and percentage shall be the only amount due and payable to the Manufacturer by the Company; provided the Company has not issued prior written instructions authorizing billing changes. Manufacturer shall provide Company with a Bill of Materials, any direct costs and labor breakdown, which will be reviewed for accuracy or adjustment by both parties on a semi-annual basis. Company shall not be responsible for Manufacturer's indirect or overhead costs. The service provided by Manufacturer shall be deemed turnkey and include, but not limited to manufacture, testing, packaging, and shipping of the Company Products.

        (b) Manufacturer as Overseer. If, under the terms of the Agreement, the Manufacturer oversees the production, packaging, and/or shipping of the Company Products; the "cost plus" rate agreed on by both parties shall be cost plus Thirty percent (30%). Said cost and percentage shall be the only amount due and payable to the Manufacturer and/or third party sub-contractor by the Company; provided the Company has not issued prior written instructions authorizing billing changes. Company shall provide Manufacturer a list of acceptable third party sub-contractor. The service provided by Manufacturer shall be deemed turnkey and include, but not limited to overseeing, via an "on-site" representative, the manufacture, packaging, and shipping of the Company Products; while also providing independent testing, quality assurance, and quality control.

Section 5. In the Event Company is Sold. Notwithstanding any provision contained herein, the Manufacturer agrees and consents that should the Company desire to sell or convey to any third party more than Fifty One percent (51%) of the shares of common stock of the Company; this Agreement will not in any way or manner hinder, retard, nullify, or cancel said transaction. Manufacturer further agrees to relinquish any rights provided by Standard Manufacturing Agreement, attached hereto and render same null and void; provided it is compensated in accordance with the following:

Date of Transaction                         Compensation
Dec. 5, 1998 through Dec. 5, 1999           $100,000.00


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



After December 5, 1999 and as long as this Agreement is in place, the buy out amount will equal the amount of Manufacturer's gross sales of the product AXEN for the twelve month period prior to sale of controlling interest of the Company; or One Hundred Thousand Dollars ($100,000.00) whichever is greater.

Section 6. Should Company License Manufacturer's Exclusive Territory. Notwithstanding any provision contained herein, the Manufacturer agrees and consents that should the Company desire to sell, license or convey to any third party any rights held by Manufacturer, this Agreement will not in any way or manner hinder, retard, nullify, or cancel said transaction. Manufacturer further agrees to relinquish any rights provided by Standard Manufacturing Agreement, attached hereto and render same null and void; provided it is compensated in accordance with the following:

        (a) Company Sells, Licenses or Conveys Only Manufacturer's Territory. Should the sale, licensing, or conveyance of Manufacturer's rights under this Agreement be assigned to a third party by the Company, Manufacturer is entitled to compensation as follows:

               Date of Transaction                        Compensation

               Dec. 5, 1998 through Dec. 5, 1999          25% of Sale price
               Dec. 6, 1999 through Dec. 6, 2000          50% of Sale price
               Dec. 7, 2000 through Dec. 7, 2001          67.5 % of Sale price
               Dec. 8, 2001 through Dec. 8, 2002          75% of Sale price
               Dec. 9, 2002 through Dec. 5, 2003          87.5% of Sale price

Sales price being defined as the net price the Company receives for the sale of said territory. '

        (b) (b) Company Sells, Licenses, or Conveys Territory Greater in Area & Including Manufacturer's Territory. Should the sale, licensing, or conveyance of Manufacturer's rights under this Agreement be assigned to a third party by the Company, Manufacturer is entitled to compensation for that portion of the total area which is termed "Manufacturer Exclusive Territory". Said compensation is to be determined gross sales volume the Manufacturer's Exclusive Territory for the twelve (12) months immediately preceding said sale or the population figures as published in the most recent U. S. Census whichever is greater. Once the proportional allotments have been determined, the actual compensation due and payable to Manufacturer shall be settled based on the following:

Date of Transaction                         Compensation

Dec. 5, 1998 through Dec. 5, 1999         37.5% of Exclusive Territory Allotment
Dec. 6, 1999 through Dec. 6, 2000         50% of Exclusive Territory Allotment
Dec. 7, 2000 through Dec. 7, 2001         75% of Exclusive Territory Allotment
Dec. 8, 2001 through Dec. 8, 2003         100% of Exclusive Territory Allotment



Section 7. Termination of This Agreement.


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



        a. Termination by Manufacturer. Manufacturer may terminate the Agreement at any time by delivering written notice of termination to the Company at least thirty (30) calendar days prior to the effective date of such termination. In the event of such termination, Manufacturer, shall no longer have the right to receive any Commissions, except that Manufacturer shall be entitled to all unpaid Commissions that became fully earned by Manufacturer prior to the effective date of termination. However, the rights to receive the Commissions as set forth in the preceding sentence are subject to Paragraph (c) below.

        b. Termination by the Company for Cause The Company may terminate the this Agreement at any time for Cause by delivering written notice of termination to Manufacturer. Such a termination may, at the option of the Company, be effective immediately upon delivery of such notice. Such written notice shall specify the reason that the Company is terminating the Agreement. For the purposes of this Agreement, the term Cause means (i) any dishonesty or misrepresentation by Manufacturer in his or her dealings with the Company or the Company's clients, the commission of fraud by Manufacturer, negligence by Manufacturer in connection with or related to his or her engagement with or representation of the Company, or the commission by Representative or it's principal owner and or manager of any act involving dishonesty or moral turpitude; or (ii) any breech of this Agreement or any failure to follow the lawful policies and directives of the Company. In the event of a termination of the Agreement by the Company for Cause, Manufacturer shall, after the effective date of such termination, be entitled to receive no further Commissions, and Royalties whatsoever, regardless of whether such commissions or Royalties, became fully earned by Manufacturer prior to the effective date of such termination, except that upon Company view of damages sustained; any commissions or royalties that became fully earned by Manufacturer prior to the effective date of termination and which exceed Company sustained damages resulting from said action, the difference is due and payable to Manufacturer. Manufacturer may dispute termination for cause and is entitled to due process via an independent arbitrator, who's findings shall be binding on both parties.

Loss of Rights to Commissions or Royalties. Notwithstanding anything contained in this Section 7 to the contrary, Manufacturer will immediately lose all rights to any further payment of Commissions or Royalties (regardless of whether such Commission or Royalty became fully earned prior to the effective date of termination) if Manufacturer individually or jointly with others, directly or indirectly, whether for Manufacturer's own account or for that of any other person or entity, owns or holds any ownership interest in any person or entity engaged in the development, manufacturing, and/or marketing of a product similar to AXEN, in it's various formulations in any state or country.

MANUFACTURER

Signature:

Mr. Andrew Arata, President
ETIH20, Inc.

NVID INTERNATIONAL, INC.

Signature:

Mr. David Larson, President
NVID International, Inc



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



                                   SCHEDULE 4

                           COMPANY TESTING PROCEDURES

        This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement, dated December , 1998 between NVID International, Inc. (hereinafter "Company") and ETIH20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

               This Schedule will be jointly developed by Company & Manufacturer




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



                                   SCHEDULE 5

                        COMPANY PACKAGING SPECIFICATIONS

        This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement, dated December , 1998 between NVID International, Inc. (hereinafter "Company") and ETIH20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and it supersedes all prior memoranda, correspondence, conversations, and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

               This Schedule will be jointly developed by Company & Manufacturer

                                   SCHEDULE 6

                           EPIDEMIC FAILURE PARAMETERS

        This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement, dated December , 1998 between NVID International, Inc. (hereinafter "Company") and ETIH20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and it supersedes all prior memoranda, correspondence, conversations, and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

               This Schedule will be jointly developed by Company & Manufacturer




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



                                   SCHEDULE 7

                         CHANGE ORDER PROCEDURES & COSTS

        This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement, dated December , 1998 between NVID International, Inc. (hereinafter "Company") and ETIH20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

               This Schedule will be jointly developed by Company & Manufacturer

                                   SCHEDULE 8

                         CANCELLATION PROCEDURES & COSTS

        This Schedule is one of Eight (8) Schedules which together with the Standard Manufacturing Agreement, dated December , 1998 between NVID International, Inc. (hereinafter "Company") and ETIH20, Inc. (hereinafter "Manufacturer") attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and it supersedes all prior memoranda, correspondence, conversations, and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

               This Schedule will be jointly developed by Company & Manufacturer



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